                      JACOBSON RESONANCE ENTERPRISES, INC.

      This offering consists of up to $250,000 of the Company's Convertible
                         Debentures convertible into the
                             Company's Common Stock.

                             SUBSCRIPTION AGREEMENT

                             SUBSCRIPTION PROCEDURES

Convertible Debentures of JACOBSON RESONANCE ENTERPRISES, INC. (the "Company")
are being offered (the "Debentures"). This offering is being made in accordance with the exemptions from registration provided for under Section 4(2) of the
Securities Act of 1933, as amended (the "1933 Act") and Rule 506 of Regulation D promulgated under the 1933 Act.

In order to purchase Debentures, each subscriber must complete and execute a questionnaire (the "Questionnaire") and a subscription agreement (the
"Subscription Agreement"). In addition, the subscriber must make a payment to an escrow fund for the amount being purchased. All subscriptions are subject to acceptance by the Company, which shall not occur until the Company has returned the signed Company Signature Page.

The Questionnaire is designed to enable the Purchaser to demonstrate the minimum legal requirements under federal and state securities laws to purchase the
Debentures. The Signature Page for the Questionnaire and the Subscription
Agreement contain representations relating to the subscription and should be reviewed carefully by each subscriber.

If you are a foreign person or foreign entity, you may be subject to a withholding tax equal to 30% of any dividends paid by the Company. In order to eliminate or reduce such withholding tax you must submit a properly executed
I.R.S. Form 4224 (Exemption from Withholding of Tax on Income Effectively
Connected with the Conduct of a Trade or Business in the United States) or
I.R.S. Form 1001 (Ownership Exemption or Reduced Trade Certificate), claiming exemption from withholding or eligibility for treaty benefits in the form of a lower rate of withholding tax on interest or dividends.

Payment must be made by wire transfer to Joseph B. LaRocco (the "Escrow Agent")
per the wire instructions that will be established. In the event of a termination of the offering or the rejection of a subscription, subscription funds will be returned by the Escrow Agent without interest or charges.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD
IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE
SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT
BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO
REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY
AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE
MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS.
ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                             SUBSCRIPTION AGREEMENT
                             ----------------------

To:      JACOBSON RESONANCE ENTERPRISES, INC.
         ------------------------------------

This Subscription Agreement is made between JACOBSON RESONANCE ENTERPRISES,
INC., a Nevada corporation, (the "Company"), and the undersigned prospective purchaser ("Purchaser") who is subscribing hereby for the Company's convertible debentures (the "Debentures"). This subscription is submitted to you in accordance with and subject to the terms and conditions described in this
Subscription Agreement, together with any Exhibits thereto, relating to an offering (the "Offering") of up to $250,000 of Debentures. The Offering is
limited to accredited investors and is made in accordance with the exemptions from registration provided for under Section 4(2) of the 1933 Act and Rule 506 of Regulation D promulgated under the 1933 Act ("Regulation D").

1.       SUBSCRIPTION.
         ------------

(a) The Purchaser hereby irrevocably subscribes for and agrees to purchase that amount of Debentures as stated on the signature page upon the terms set forth in this Subscription Agreement. The Debentures shall pay a 6% cumulative interest, payable in arrears at the time of each conversion, in cash or in common stock of the Company, $.001 par value ("Common Stock"), at the Company's option. If paid in Common Stock, the number of shares of the Company's Common Stock to be received shall be determined pursuant to the conversion terms of the Debenture.
If the dividend is to be paid in cash, the Company shall make such payment within five (5) business days of the conversion date. If the dividend is to be paid in Common Stock, said Common Stock shall be delivered to the Purchaser, or per Purchaser's instructions, within five (5) business days of the conversion date. The Debentures are subject to automatic conversion at the end of three (3)
years from the date of issuance at which time all Debentures outstanding will be automatically converted based upon the terms set forth in the Debenture. The closing shall be deemed to have occurred on the date funds are received by the
Company (the "Closing Date").

(b) Upon receipt by the Company of the requisite payment for the Debentures being purchased, the Debentures so purchased will be forwarded by the Escrow
Agent to the Purchaser or its broker, as listed on the signature page, and the name of such Purchaser will be registered on the Debenture transfer books of the
Company as the record owner of such Debentures. The Escrow Agent shall not be liable for any action taken or omitted by him in good faith and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct. The Escrow Agent has made no representations or warranties in connection with this transaction and has not been involved in the negotiation of the terms of this Agreement or any matters relative thereto. The Company and Purchaser each agree to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement.

(c) The Purchaser shall receive Warrants (in the form attached hereto as Exhibit
F) to Purchase 10,000 shares of Common Stock per $10,000 invested, on a pro rata basis. The exercise price shall be 110% of the closing bid price of the
Company's Common Stock on the trading day prior to the date the Company receives funding. The Warrants shall have a cashless exercise provision and have a four
(4) year term.

(d) Time of Funding.(i)A first tranche of $75,000 will be funded upon the signing of all closing documentation by the Company and Purchaser, and subject to the Company signing an equity line of credit financing with Purchaser in the amount of $3,000,000.

     (ii) A second tranche of $100,000 will be funded upon the filing of a registration  statement for the shares underlying the Debenture, Warrants and equity line.

     (iii) A third tranche of $75,000 will be funded by the Purchaser no later than ten (10) trading days following the date the registration statement is declared effective.

2.       REPRESENTATIONS AND WARRANTIES.
         ------------------------------

The Purchaser hereby represents and warrants to, and agrees with, the Company as follows:

(a) The Purchaser has been furnished with, and has carefully read the applicable form of Registration Rights Agreement annexed hereto as Exhibit B (the
"Registration Rights Agreement"), and the Debenture annexed hereto as Exhibit C and is familiar with and understands the terms of the Offering. With respect to tax and other economic considerations involved in his investment, the Purchaser is not relying on the Company. The Purchaser has carefully considered and has, to the extent the Purchaser believes such discussion necessary, discussed with the Purchaser ‘s professional legal, tax, accounting and financial advisors the suitability of an investment in the Company, by purchasing the Debentures, for the Purchaser ‘s particular tax and financial situation and has determined that the investment being made by the Purchaser is a suitable investment for the Purchaser.

(b) The Purchaser acknowledges that all documents, records, and books pertaining to this investment which the Purchaser has requested have been made available for inspection or the Purchaser has had access thereto.

(c) The Purchaser has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering and if such opportunity was taken, all such questions have been answered to the full satisfaction of the Purchaser.

(d) The Purchaser will not sell or otherwise sell the Debentures or the Common
Stock issued upon conversion of the Debentures without registration under the
1933 Act or applicable state securities laws or compliance with an exemption therefrom. The Debentures have not been registered under the 1933 Act or under the securities laws of any state. Resales of the Common Stock underlying the
Debentures or issued in payment of accrued interest on the Debentures are to be registered by the Company pursuant to the terms of the Registration Rights
Agreement attached hereto as Exhibit B and incorporated herein and made a part hereof. The Purchaser represents that the Purchaser is purchasing the Debentures for the Purchaser's own account, for investment and not with a view to resale or distribution except in compliance with the 1933 Act. The Purchaser has not offered or sold any portion of the Debentures being acquired nor does the
Purchaser have any present intention of dividing the Debentures with others or of selling, distributing or otherwise disposing of any portion of the Debentures either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance in violation of the 1933 Act. Except as provided in the
Registration Rights Agreement, the Company has no obligation to register the
Common Stock underlying Debentures and the Common Stock that may be issued in lieu of cash dividends.

(e) The Purchaser recognizes that an investment in the Debentures involves substantial risks, including loss of the entire amount of such investment.
Further, the Purchaser has carefully read and considered the schedule entitled
Pending Litigation matters attached hereto as Schedule 3(h).

(f) The Purchaser acknowledges that each certificate representing the Debentures
(and the shares of Common Stock issued upon conversion of the Debentures, unless registered) or in payment of dividends on the Debentures shall be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD,
TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (i) PURSUANT
TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR
ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR
(iii) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

If Purchaser sends a Notice of Conversion after the registration statement covering the underlying Common Stock is declared effective, the Company shall have its transfer agent send Purchaser the appropriate number of shares of
Common Stock without restrictive legends and not subject to stop transfer instructions.

(g) The Purchaser acknowledges and agrees that it shall not be entitled to seek any remedies with respect to the Offering from any party other than the Company.

(h) If this Subscription Agreement is executed and delivered on behalf of a corporation: (i) such corporation has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Subscription Agreement and all other instruments
(including, without limitation, the Registration Rights Agreement) executed and delivered by or on behalf of such corporation in connection with the purchase of the Debentures and (b) to purchase and hold the Debentures; and (ii) the signature of the party signing on behalf of such corporation is binding upon such corporation.

(i) The Purchaser is not subscribing for the Debentures as a result of, or pursuant to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting.

(j) The Purchaser is purchasing the Debentures for its own account for investment, and not with a view toward the resale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933
Act; provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Debentures for any minimum or other specific term and reserves the right to dispose of the Debentures at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Purchaser is neither an underwriter of, nor a dealer in, the
Debentures or the Common Stock issuable upon conversion thereof or upon the payment of dividends thereon and is not participating in the distribution or resale of the Debentures or the Common Stock issuable upon conversion or exercise thereof.

(k) The Purchaser or the Purchaser's representatives, as the case may be, has such knowledge and experience in financial, tax and business matters so as to enable the Purchaser to utilize the information made available to the Purchaser in connection with the Offering to evaluate the merits and risks of an investment in the Debentures and to make an informed investment decision with respect thereto.

(l) The Purchaser, either by itself or through its principals, affiliates or subsidiaries, agrees not to enter into any short sales of the Company's Common
Stock.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
         ---------------------------------------------

Except as set forth in the Schedules attached hereto, the Company represents and warrants to the Purchaser that:

a. Organization and Qualification. The Company and its "SUBSIDIARIES" (which for purposes of this Subscription Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) (a complete list of which is set forth in Schedule 3(a)) are corporations duly organized and validly existing in good standing under the laws of the respective jurisdictions of their incorporation, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Subscription Agreement, "MATERIAL
ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the
Company to perform its obligations under the Transaction Documents (as defined in Section 3(b)below).

b. Authorization; Enforcement; Compliance with Other Instruments. (i) The
Company has the requisite corporate power and authority to enter into and perform this Subscription Agreement, the Registration Rights Agreement and the
Escrow Agreement, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Subscription
Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to issue the
Debentures in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the reservation for issuance and the issuance of the Debentures pursuant to this Subscription Agreement, have been duly and validly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors, or its shareholders, (iii) the
Transaction Documents have been duly and validly executed and delivered by the
Company, and (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

c. Capitalization. . As of the date hereof, the authorized capital stock of the
Company consists of (i) 300,000,000 shares of Common Stock, of which as of the date hereof, 57,200,000 shares are issued and outstanding, 5,000,000 shares of
Preferred Stock are authorized of which 30,000 are issued and outstanding and approximately _________ (as of December 10, 2001) shares of Common Stock are issuable upon the exercise of options, warrants and conversion rights. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c) which is attached hereto and made a part hereof, (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the
Registration Rights Agreement), (v) there are no outstanding securities of the
Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this
Subscription Agreement, (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement and (viii) there is no dispute as to the class of any shares of the Company's capital stock. The Company has furnished to the Purchaser, or the Purchaser has had access through EDGAR to, true and correct copies of the Company's Articles of Incorporation, as in effect on the date hereof (the "ARTICLES OF
INCORPORATION"), and the Company's By-laws, as in effect on the date hereof (the
"BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

d. Issuance of Debentures. A sufficient number of Debentures issuable pursuant to this Subscription Agreement, but not more than 19.99% of the shares of Common
Stock outstanding as of the date hereof (if the Company becomes listed on Nasdaq or the American Stock Exchange), has been duly authorized and reserved for issuance pursuant to this Subscription Agreement. Upon issuance in accordance with this Subscription Agreement, the Debentures will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. In the event the Company cannot register a sufficient number of shares of Common Stock, due to the remaining number of authorized shares of Common Stock being insufficient, the Company will use its best efforts to register the maximum number of shares it can based on the remaining balance of authorized shares and will use its best efforts to increase the number of its authorized shares as soon as reasonably practicable.

e. No Conflicts. The execution, delivery and performance of the Transaction
Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the
Articles of Incorporation, any Certificate of Designations, Preferences and
Rights of any outstanding series of preferred stock of the Company or the
By-laws or (ii) conflict with, or constitute a material default (or an event which with notice or lapse of time or both would become a material default)
under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree, including United States federal and state securities laws and regulations and the rules and regulations of the principal securities exchange or trading market on which the Common Stock is traded or listed (the "Principal
Market"), applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 3(e), neither the Company nor its
Subsidiaries is in violation of any term of, or in default under, the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any
outstanding series of preferred stock of the Company or the By-laws or their organizational charter or by-laws, respectively, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, statute, ordinance, rule, order or regulation of any governmental authority or agency, regulatory or self-regulatory agency, or court, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect.
Except as specifically contemplated by this Subscription Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization, permit or order of, or make any filing or registration (except the filing of a registration statement) with, any court, governmental authority or agency, regulatory or self-regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, permits, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof and are in full force and effect as of the date hereof. Except as disclosed in Schedule
3(e), the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not, and will not be, in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the
Principal Market in the foreseeable future.

f. SEC Documents; Financial Statements. Since January 1, 2001, the Company has
filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Securities and Exchange Act of 1934 ("1934
Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC
DOCUMENTS"). The Company has delivered to the Purchaser or its representatives, or they have had access through EDGAR, to true and complete copies of the SEC
Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the
SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Purchaser which is not included in the SEC Documents, including, without limitation, information referred to in Section 3(d) of this Subscription Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its
Subsidiaries or any of their officers, directors, employees or agents have provided the Purchaser with any material, nonpublic information which was not publicly disclosed prior to the date hereof and any material, nonpublic information provided to the Purchaser by the Company or its Subsidiaries or any
of their officers, directors, employees or agents prior to any Closing Date shall be publicly disclosed by the Company prior to such Closing Date.

g. Absence of Certain Changes. Except as disclosed in Schedule 3(g) or the SEC
Documents filed at least five (5) days prior to the date hereof, since May 15,
2001, there has been no change or development in the business, properties, assets, operations, financial condition, results of operations or prospects of the Company or its Subsidiaries which has had or reasonably could have a
Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

h. Absence of Litigation. Except as set forth in Schedule 3(h), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of Company or any of its
Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's
Subsidiaries' officers or directors in their capacities as such, in which an adverse decision could have a Material Adverse Effect.

i. Acknowledgment Regarding the Purchase of Debentures. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm's length investor with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the
Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the
Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchaser's purchase of the Debentures. The Company further represents to the Purchaser that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

j. No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or to its knowledge is contemplated to occur, with respect to the Company or its
Subsidiaries or their respective business, properties, assets, prospects, operations or financial condition, that would be required to be disclosed by the
Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

k. Employee Relations. Neither the Company nor any of its Subsidiaries is
involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the
Company and its Subsidiaries believe that relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company's employ or otherwise terminate such officer's employment with the Company.

l. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(l), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights necessary to conduct its business as now or as proposed to be conducted have expired or terminated, or are expected to expire or terminate within two years from the date of this
Subscription Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on
Schedule 3(l), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its
Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

m. Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

n. Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its
Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(n) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries.
Any real property and facilities held under lease by the Company or any of its
Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its
Subsidiaries.

o. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the
Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a
Material Adverse Effect.

p. Regulatory Permits. The Company and its Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from the appropriate federal, state, local or foreign regulatory authorities and comparable foreign regulatory agencies, necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits which if not obtained, or such revocations or modifications which, would not have a Material Adverse Effect.

q. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

r. No Materially Adverse Contracts, Etc. Neither the Company nor any of its
Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the
Company's officers has or is expected in the future to have a Material Adverse
Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

s. Tax Status. The Company and each of its Subsidiaries has made or filed all
United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the
Company know of no basis for any such claim.

t. Certain Transactions. Except as set forth on Schedule 3(t) and in the SEC
Documents filed at least ten days prior to the date hereof and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on
Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries
(other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

u. Dilutive Effect. The Company understands and acknowledges that the number of shares of Common Stock issuable upon purchases pursuant to this Subscription
Agreement will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines following the effective date of the registration statement covering the
Common Stock underlying the Debentures (the "Effective Date"). The Company's
executive officers and directors have studied and fully understand the nature of the transactions contemplated by this Subscription Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the Transaction
Documents, its obligation to issue shares of Common Stock upon purchases pursuant to this Subscription Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

4.       COVENANTS OF THE COMPANY
         ------------------------

a. Best Efforts. The Company shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in this Subscription
Agreement.

b. Blue Sky. The Company shall, at its sole cost and expense take such action as the Company shall reasonably determine is necessary to qualify the Common Stock underlying the shares for, or obtain exemption for the same for, sale to the
Purchaser under applicable securities or "Blue Sky" laws of such states of the
United States, as specified by Purchaser. The Company shall, at its sole cost and expense, make all filings and reports relating to the offer and sale of the
Common Stock underlying the Debentures as required under the applicable securities or "Blue Sky" laws of such states of the United States as specified by the Purchaser.

c. Reporting Status. Until the earlier of (i) the date that the Purchaser may sell all of the Common Stock underlying the shares acquired pursuant to this
Subscription Agreement without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which the
Purchaser shall have sold all the Common Stock underlying the Debentures, the
Company shall file all reports required to be filed with the SEC pursuant to the
1934 Act, and the Company shall not terminate its status as a reporting company under the 1934 Act.

d. Use of Proceeds. The Company will use the proceeds from the sale of the
Debentures (excluding amounts paid by the Company for fees as set forth in the
Transaction Documents) for general corporate and working capital purposes.

e. Financial Information. The Company agrees to make available to the Purchaser via EDGAR or other electronic means the following: (i) within five (5) business days after the filing thereof with the SEC, a copy of its Annual Reports on Form
10-KSB, its Quarterly Reports on Form 10-QSB, any Current Reports on Form 8-K
and any Registration Statements or amendments filed pursuant to the 1933 Act;
(ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, (iii) copies of any notices and other information made available or given to the shareholders of the
Company generally, contemporaneously with the making available or giving thereof to the shareholders and (iv) within two (2) calendar days of filing or delivery thereof, copies of all documents filed with, and all correspondence sent to, the
Principal Market, any securities exchange or market, or the National Association of Securities Dealers, Inc.

f. Reservation of Common Stock. Subject to the following sentence, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of the Common Stock underlying the Debentures. In the event that the Company determines that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance, the Company shall use its best efforts to increase the number of authorized shares of Common Stock by seeking shareholder approval for the authorization of such additional shares.

g. Listing. The Company shall promptly secure the listing of all of the Common
Stock underlying the Debentures upon the Principal Market and each other national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance)
and shall maintain, such listing. The Company shall maintain the Common Stock's authorization for quotation on the Principal Market, unless the Purchaser and the Company agree otherwise. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market (excluding suspensions of not more than one trading day resulting from business announcements by the Company). The Company shall promptly provide to the
Purchaser copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

h. Transactions With Affiliates. The Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any
Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, shareholders who beneficially own 5% or more of the
Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "RELATED PARTY"), except for (i) customary employment arrangements and benefit programs on reasonable terms, (ii) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, or (iii) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "AFFILIATE" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly,
(i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) Controls that person or entity, or (iv) shares common control with that person or entity. "CONTROL" or
"CONTROLS" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

i. Notice of Subsequent Financing. During the twenty-four month following the first Closing Date, the Company agrees to notify Purchaser of any financing conducted by the Company and the terms thereof.

j. Corporate Existence. The Company shall use its best efforts to preserve and continue the corporate existence of the Company.

k. Notice of Certain Events Affecting Registration. The Company shall promptly notify Purchaser upon the occurrence of any of the following events in respect of a registration statement or related prospectus covering the Common Stock underlying the Debentures: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Stock underlying the Debentures for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of a registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate, and the Company shall promptly make available to Purchaser any such supplement or amendment to the related prospectus.

l. Indemnification. In consideration of the Purchaser's execution and delivery of the this Agreement and the Registration Rights Agreement and acquiring the
Debentures hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Purchaser and all of their shareholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement)
(collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such
Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the
"Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,
(ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of the
Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (iv) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Debentures or (v) the status of the Purchaser as an investor in the
Company, except insofar as any such untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by the Purchaser which is specifically intended by the Purchaser for use in the preparation of any such
Registration Statement, preliminary prospectus or prospectus. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity provisions contained herein shall be in addition to any cause of action or similar rights the Purchaser may have, and any liabilities to which the Purchaser may be subject.

m. Reimbursement. If (i) Purchaser, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Purchaser is impleaded in any such action, proceeding or investigation by any person, or (ii) Purchaser, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if Purchaser is impleaded in any such action, proceeding or investigation by any person, then in any such case, the Company will reimburse Purchaser for its reasonable legal and other expenses
(including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which Purchaser is a named party, the Company will pay to
Purchaser the charges, as reasonably determined by Purchaser, for the time of any officers or employees of Purchaser devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Subscription Agreement. The reimbursement obligations of the Company under this section shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of Purchaser that are actually named in such action, proceeding or investigation, and partners, directors, agents, employees, attorneys, accountants, auditors and controlling persons (if any), as the case may be, of Purchaser and any such affiliate, and shall be binding upon and inure to the benefit of any successors of the Company, Purchaser and any such affiliate and any such person.

5.       LIMITATION ON AMOUNT OF CONVERSION AND OWNERSHIP.
         ------------------------------------------------

Notwithstanding anything to the contrary in this Agreement, in no event shall the Purchaser be entitled to convert any of the Debentures to the extent that, after such conversion, that number of shares of Common Stock, which when added to the sum of the number of Debentures beneficially owned, (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act of
1934 (the "1934 ACT")), by the Purchaser, would exceed 4.99% of the number of shares of Common Stock outstanding on the Conversion Date (as that term is defined in the Debenture), as determined in accordance with Rule 13d-1(j) of the
1934 Act. In no event shall the Purchaser purchase shares of the Common Stock other than pursuant to this Subscription Agreement and the Debenture until such date as the Purchaser has fully converted the Debentures into Common Stock.

6.       OPINION LETTER/BOARD RESOLUTION
         -------------------------------

Prior to or on the Closing Date the Company shall deliver to the Escrow Agent an opinion letter signed by counsel for the Company in substantially the form attached hereto as Exhibit D. Also, prior to or on the Closing Date the Company shall deliver to the Escrow Agent a signed Board Resolution authorizing this
Offering, which shall be attached hereto as Exhibit E.

7.       Delivery Instructions; FEES
         ---------------------------

The Debentures being purchased hereunder shall be delivered to Joseph B. LaRocco as Escrow Agent, who will hold them in escrow until the Closing Date at which time funds will be wired to the Company and the Debentures will be delivered to the Purchaser, per the Purchaser's instructions.

Purchaser's legal fees of $15,000.00 will be the responsibility of the Company and paid to Purchaser's counsel in the form of Common Stock on the Closing Date based on the closing bid price of the Company's Common Stock the trading day immediately prior to the Closing Date with 200% coverage.

8.       UNDERSTANDINGS.
         --------------

The undersigned understands, acknowledges and agrees with the Company as follows:

FOR ALL SUBSCRIBERS:

a. This Subscription may be rejected, in whole or in part, by the Company in its sole and absolute discretion at any time before the date set for closing unless the Company has given notice of acceptance of the undersigned's subscription by signing this Subscription Agreement and delivering it to Purchaser.

b. No U.S. federal or state agency or any agency of any other jurisdiction has made any finding or determination as to the fairness of the terms of the
Offering for investment nor any recommendation or endorsement of the Debentures or the Company.

c. The representations, warranties and agreements of the undersigned and the
Company contained herein shall be true and correct in all material respects on and as of the date of the sale of the Debentures as if made on and as of such date and shall survive the execution and delivery of this Subscription Agreement and the purchase of the Debentures.

d. In making an investment decision, purchasers must rely on their own examination of the company and the terms of the offering, including the merits and risks involved. The shares have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

e. The Offering is intended to be exempt from registration by virtue of Section
4(2) of the 1933 Act and the provisions of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the undersigned herein and in the Questionnaire.

f. It is understood that in order not to jeopardize the Offering's exempt status under Section 4(2) of the 1933 Act and Regulation D, any purchaser may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

g. The shares may not be resold except as permitted under the securities act and applicable state securities laws, pursuant to registration or exemption therefrom. Purchasers should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

9.       SUBMISSION TO JURISDICTION
         --------------------------

a. Forum Selection and Consent to Jurisdiction. Any litigation based thereon, or arising out of, under, or in connection with, this Agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Purchaser shall be brought and maintained exclusively in the courts of the State of Florida. The Company hereby expressly and irrevocably submits to the jurisdiction of the state and federal Courts of the State of
Florida for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of Florida. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the
Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property. The Company hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.

b. Waiver of Jury Trial. The Purchaser and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Purchaser or the Company.
The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Purchaser entering into this agreement.

c. Submission To Jurisdiction. Any legal action or proceeding in connection with this Agreement or the performance hereof may be brought in the state and federal courts located in the State of Florida, and the parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts for the purpose of any such action or proceeding.

10.      MISCELLANEOUS.
         -------------

a. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Subscription Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

         Jacobson Resonance Enterprises, Inc.
         8200 Jog Road, Suite 100
         Boynton Beach, Florida 33437
         Attention: Frank A. Chaviano, COO
         Telephone: 561-752-4141
         Facsimile: 561-752-3939

         With a copy to:
         Michael Paige, Esq.
         Jackson & Campbell, P.C.
         1120 20th Street, NW
         South Tower
         Washington, D.C. 20036-3437
         Telephone: 202-457-6696
         Facsimile: 202-457-1678

If to the Investor:
         At the Address set forth in the Investor Questionnaire.

         With a copy to:
         c/o Joseph B. LaRocco, Esq.
         49 Locust Avenue, Suite 107
         New Canaan, CT 06840
         Telephone:  203-966-0566
         Facsimile:  203-966-0363

Each party shall provide five (5) business days prior notice to the other party of any change in address, phone number or facsimile number.

b. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.

c. Neither this Subscription Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled, except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

d. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by facsimile transmission: (i) if to the Company, at it's executive offices or (ii)
if to the Purchaser, at the address for correspondence set forth in the
Questionnaire, or at such other address as may have been specified by written notice given in accordance with this paragraph.

e. This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Nevada, as such laws are applied by Nevada courts to agreements entered into, and to be performed in,
Nevada by and between residents of Nevada, and shall be binding upon the undersigned, the undersigned's heirs, estate and legal representatives and shall inure to the benefit of the Company and its successors. If any provision of this
Subscription Agreement is invalid or unenforceable under any applicable statue or rule of law, then such provisions shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

f. This Agreement shall not be assignable.

g. This Subscription Agreement, together with Exhibits A, B, C, D, E and F attached hereto and made a part hereof, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto.

h. This Subscription Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Subscription Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Subscription Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

                  [BALANCE OF PAGE INTENTIONALLY LEFT BLANK)

                      JACOBSON RESONANCE ENTERPRISES, INC.
                                  QUESTIONNAIRE

The information contained in this Questionnaire is being furnished in order to determine whether the undersigned's subscription to purchase the Debentures described in the Subscription Agreement may be accepted.

ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY.
The undersigned understands, however, that the Company may present this
Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Securities is exempt from registration under the 1933 Act, as amended. Further, the undersigned understands that the offering is required to be reported to the Securities and
Exchange Commission, NASDAQ and to various state securities and "blue sky"
regulators.

IN ADDITION TO SIGNING THE SIGNATURE PAGE, IF REQUESTED BY THE COMPANY, THE
UNDERSIGNED MUST COMPLETE FORM W-9.

I. PLEASE CHECK EACH OF THE STATEMENTS BELOW THAT APPLIES.

          1. The undersigned: (a) has total assets in excess of $5,000,000; (b)
     was not formed for the specific purpose of acquiring the securities and (c)
     has its principal place of business in ___________.

          2. The undersigned is a natural person whose individual net worth* or joint net worth with his or her spouse exceeds $1,000,000.

3. The undersigned is a natural person who had an individual income* in excess of $200,000 in each of the two most recent years and who reasonably expects an individual income in excess of $200,000 in the current year. Such income is solely that of the undersigned and excludes the income of the undersigned's spouse.

4. The undersigned is a natural person who, together with his or her spouse, has had a joint income* in excess of $300,000 in each of of the two most recent years and who reasonably expects a joint income in excess of $300,000 in the current year.

* For purposes of this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In determining "income", an investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to IRA or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

5. The undersigned is:

     (a)  a bank as defined in Section 3(a)(2) of the 1933 Act; or

     (b)  a savings and loan association  or other institution as defined in
          Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity; or

     (c)  a broker or dealer registered  pursuant to Section 15 of the 1934 Act;
          or

     (d)  an insurance company as defined in Section 2(13) of the 1933 Act; or

     (e)  An investment company registered under the Investment Company Act of
          1940 or a business development company as defined in Section 2(a)(48)
          of the Investment Company Act of 1940; or

     (f)  a  small business investment company licensed by the U.S. Small
          Business Administration under Section 301 (c) or (d) of the Small
          Business Investment Act of 1958; or

x 6.  The  undersigned  is an  entity  in which  all of the  equity  owners  are accredited investors.

II.               INVESTOR INFORMATION.

         (a)      IF THE UNDERSIGNED IS AN INDIVIDUAL:

                  Name _________________________________________

                  Street Address __________________________________

                  City, State, Zip Code _____________________________

                  Phone ____________________ Fax _________________

                  Social Security Number  ___________________________

                  Send Correspondence to:
                  _______________________________________________
                  _______________________________________________
                  _______________________________________________

         (b)      IF THE UNDERSIGNED IS NOT AN INDIVIDUAL:

                                    Tecinvest Services, Inc.
                  Name of Entity __________________________________

                                    Jan Telander       Director
                  Person's Name ___________________ Title___________

                                                     Belize
                  State of Organization ______________________________

                                                     As Stated Below
                  Principal Business Address _________________________

                  City, State, Zip Code ______________________________

                  Taxpayer Identification Number _____________________

                           34 952 766 250            34 952 858 068
                  Phone ____________________ Fax _________________

                  Send Correspondence to:
                  C/o EIG Capital Services S.L.
                  _______________________________________________
                  Avenida Severo Ochoa  28
                  _______________________________________________
                  Edificio Marina Marbella, 6B
                  _______________________________________________
                  29600 Marbella, Spain

                      JACOBSON RESONANCE ENTERPRISES, INC.
                                 SIGNATURE PAGE
                                 --------------

Your signature on this Signature Page evidences your agreement to be bound by the Questionnaire, Subscription Agreement and Registration Rights Agreement.

1. The undersigned hereby represents that (a) the information contained in the
Questionnaire is complete and accurate and (b) the undersigned will notify
JACOBSON RESONANCE ENTERPRISES, INC. immediately if any material change in any of the information occurs prior to the acceptance of the undersigned's subscription and will promptly send JACOBSON RESONANCE ENTERPRISES, INC. written confirmation of such change.

2. The undersigned signatory hereby certifies that he/she has read and understands the Subscription Agreement and Questionnaire, and the
representations made by the undersigned in the Subscription Agreement and
Questionnaire are true and accurate.

       $250,000                                    12/18/01
______________________________              ________________________
Amount of Debentures being purchased                Date

                                        TECINVEST SERVICES, INC.

                                            /s/ Jan Telander

                                       By: _____________________
                                           (Signature)
                                            Jan Telander
                                       Name: __________________
                                            (Please Type or Print)

                                       Director

                                       Title: ____________________
                                            (Please Type or Print)

                             COMPANY ACCEPTANCE PAGE
                             -----------------------

This Subscription Agreement accepted and agreed
to this 18th day of December, 2001.

JACOBSON RESONANCE ENTERPRISES, INC.

         F.A. Chaviano
By__________________________________
         Frank Chaviano, its COO

                                    Exhibit A

                              NOTICE OF CONVERSION
                              --------------------

     (To be Executed by the Registered Owner in order to Convert Debenture)

The undersigned hereby irrevocably elects, as of ________________, to convert
$________________ of its convertible debenture (the "Debenture") into Common
Stock of JACOBSON RESONANCE ENTERPRISES, INC. (the "Company") according to the conditions set forth in the Debenture issued by the Company.

Date of Conversion________________________________________________

Applicable Conversion Price________________________________________

Number of Shares Issuable upon this Conversion_______________________

Name(Print)_____________________________________________________

Address________________________________________________________

Phone_________________________ Fax______________________________

                                    By:_______________________________________

                                    EXHIBIT D
                                    ---------

Purchasers of [Company] [Describe Securities]             _______________, 2001

                                                              Re: [Company]

Ladies and Gentlemen:

We
have acted as counsel to [Company], a corporation incorporated under the laws of the State of _________ (the "Company"), in connection with the proposed issuance and sale of convertible debentures (the
"Securities") pursuant to the related Subscription Agreement
(including all Exhibits and Appendices thereto) (collectively the
"Agreements").

In
connection with rendering the opinions set forth herein, we have examined drafts of the Agreement, the Company's Certificate of Incorporation, and its
Bylaws, as amended to date [other documents - describe], the proceedings of the
Company's Board of Directors taken in connection with entering into the
Agreements, and such other documents, agreements and records as we deemed necessary to render the opinions set forth below.

In
conducting our examination, we have assumed the following: (i) that each of the
Agreements has been executed by each of the parties thereto in the same form as the forms which we have examined, (ii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity and accuracy of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies, (iii) that each of the Agreements has been duly and validly authorized, executed and delivered by the party or parties thereto other than the Company, and (iv) that each of the Agreements constitutes the valid and binding agreement of the party or parties thereto other than the
Company, enforceable against such party or parties in accordance with the
Agreements' terms.

         Based upon the subject to the foregoing, we are of the opinion that:

1.
The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of __________, is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the Company owns or leases properties, maintains employees or conducts business, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company, and has all requisite corporate power and authority to own its properties and conduct its business.

         2.       The  authorized  capital  stock of the  Company  consists  of  _______  shares of  Common  Stock,
________  par value per share,  ("Common  Stock") and  ______________  Preferred  Stock,  par value  $________  per share; [describe classes if applicable]

3.
The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the
Securities Exchange Act of 1934, as amended and the Company has timely filed all the material required to be filed pursuant to Sections 13(a) or 15(d) of such
Act for a period of at least twelve months preceding the date hereof;

4.
When duly countersigned by the Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of the Agreements, the Securities
[and any Common Stock to be issued upon the conversion of the Securities] as described in the Agreements represented thereby will be duly authorized and validly issued, fully paid and nonassessable;

5
The Company has the requisite corporate power and authority to enter into the
Subscription Agreement and to sell and deliver the Securities and the Common
Stock to be issued upon the conversion of the Securities as described in the
Agreements; each of the Agreements has been duly and validly authorized by all necessary corporate action by the Company to our knowledge, no approval of any governmental or other body is required for the execution and delivery of each of the Agreements by the Company or the consummation of the transactions contemplated thereby; each of the Agreements has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors rights generally, and except as to compliance with federal, state, and foreign securities laws, as to which no opinion is expressed;

6.
To the best of our knowledge, after due inquiry, the execution, delivery and performance of the Subscription Agreement and Securities by the Company and the
performance of its obligations thereunder do not and will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with or violate any provision of (i) the
Company's Certificate of Incorporation or By-Laws, (ii) any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is party or by which it or any of its property is bound, (iii) any applicable statute or regulation or as other, (iv) or any judgment, decree or order of any court or governmental body having jurisdiction over the Company or any of its property.

7.
The issuance of Common Stock upon conversion of the Securities in accordance with the terms and conditions of the Securities and the Subscription Agreement, will not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed.

8.
To the best of our knowledge, after due inquiry, there is no pending or threatened litigation, investigation or other proceedings against the Company
[except as described in Exhibit A hereto].

         9.       The Company  complies with the eligibility  requirements  for the use of [Form SB-3] [Form SB-2], under the Securities Act of 1933, as amended.

This
opinion is rendered only with regard to the matters set out in the numbered paragraphs above. No other opinions are intended nor should they be inferred.
This opinion is based solely upon the laws of the United States and the State of
_____________ and does not include an interpretation or statement concerning the laws of any other state or jurisdiction. Insofar as the enforceability of the
Subscription Agreement and Securities may be governed by the laws of other states, we have assumed that such laws are identical in all respects to the laws of the State of ___________.

The
opinions expressed herein are given to you solely for your use in connection with the transaction contemplated by the Subscription Agreement and Securities and may not be relied upon by any other person or entity or for any other purpose without our prior consent.

                                                              Very truly yours,

                                                              By:      _____________________

                                                 LIST OF EXHIBITS

EXHIBIT A                           Notice of Conversion
EXHIBIT B                           Registration Rights Agreement
EXHIBIT C                           Debenture
EXHIBIT D                           Opinion of Company's Counsel
EXHIBIT E                           Board Resolution
EXHIBIT F                           Warrant

                                                 LIST OF SCHEDULES

Schedule 3(a)                       Subsidiaries
Schedule 3(c)                       Capitalization
Schedule 3(e)                       Conflicts
Schedule 3(g)                       Material Changes
Schedule 3(h)                       Litigation
Schedule 3(l)                       Intellectual Property
Schedule 3(n)                       Liens
Schedule 3(t)                       Certain Transactions

                                            SCHEDULE 3(a) SUBSIDIARIES

None to date (12/17/01) and do not expect to have any subsidiaries in the near term.  FAC

                                           SCHEDULE 3(c) CAPITALIZATION

(SEE 3RD QU. "Q") AND ANNUAL SHAREHOLDERS MEETING NOVEMBER 28, 2001  FAC

                                              SCHEDULE 3(e) CONFLICTS

         NO CONFLICTS TO DATE 12/17/01
         SEE 3RD QUARTER FILING
                                            FAC

                                          SCHEDULE 3(g) MATERIAL CHANGES

NO CHANGES SINCE ISSUANCE OF 3RD QUARTER FILING
                                                                       FAC

                                             SCHEDULE 3(h) LITIGATION

                   NONE THAT WOULD ADVERSELY OR MATERIALLY AFFECT JACOBSON RESONANCE ENTERPRISES, INC.

         SEE ATTORNEYS OPINION LETTERS.

                                                        FAC

                                        SCHEDULE 3(l) INTELLECTUAL PROPERTY

NO CHANGES SINCE 3RD QUARTER FILING WITH S.E. C.

                                                SCHEDULE 3(n) LIENS

                  (SEE 3RD QUARTER FILING)  NO LIENS TO DATE.

                                                                       FAC

                                        SCHEDULE 3(t) CERTAIN TRANSACTIONS

No material changes since the filing of 3rd quarter
                                                                       FAC